UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/25/2007

VARSITY GROUP INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-28977

DE	54-1876848
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2677 Prosperity Ave., Suite 250
Fairfax, VA 22031
(Address of principal executive offices, including zip code)

202.349.1242
(Registrant’s telephone number, including area code)

Former address:

1300 19th Street NW, 8th Floor Washington, DC 20036

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

ELECTION OF DIRECTOR
On October 25, 2007, the board of directors of Varsity Group Inc. (the "Company") elected James Craig as a director of the Company to fill the vacancy created by the retirement of William Pade, which is described further below. Mr. Craig has served as Chief Executive Officer and President of the Company since July 2007, has served as Interim Chief Executive Officer and Interim President of the Company since November 2006, and has served as Chief Financial Officer of the Company since May 2006. Prior to Mr. Craig's role at the Company, he held senior financial positions at several firms. From 2002 to 2006, he was CFO of Installs Inc., a leading consumer electronics in-home services provider. Prior to this, Mr. Craig held other senior financial and business development positions with early and mid-stage firms in the telecommunications industry, including MCI, Omnipoint and Starband. He has BS from the State University of New York at Buffalo and an MBA from Northwestern University and is a CPA. Mr. Craig does not serve as a director of any other publicly reporting company. There are no family relationships between Mr. Craig and any of the Company's executive officers or directors. Further, there are no transactions involving the Company and Mr. Craig which would be reportable pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended.

RETIREMENT OF DIRECTOR

On October 25, 2007, William Pade announced his retirement as a director of the Company to the board of directors of the Company, effective as October 25, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARSITY GROUP INC

Date: October 31, 2007	By:	/s/ John P. Griffin
John P. Griffin
Chief Accounting Officer